Exhibit 99.1
Qualtrics Announces Fourth Quarter and Full Year 2022 Financial Results

•Full Year 2022 total revenue of $1,458.6M, up 36% year over year
•Q4 2022 total revenue of $389.1M, up 23% year over year
•Full Year 2022 subscription revenue of $1,223.7M, up 41% year over year
•Q4 2022 subscription revenue of $327.6M, up 26% year over year
•Total remaining performance obligations1 of $2,174.6M, up 25% year over year
•Next 12 months remaining performance obligations of $1,202.3M, up 19% year over year

PROVO, Utah and SEATTLE Jan. 25, 2023– Qualtrics (NASDAQ: XM), the leader and creator of the experience management (XM) category, today announced financial results for the fourth quarter and fiscal year ended December 31, 2022.

"Qualtrics delivered solid results in Q4, capping off a very strong year of growth and significant operating margin expansion,” said Qualtrics CEO Zig Serafin. “Qualtrics continues to be critical to helping companies build deeper relationships with their employees and customers to increase revenue and operate more efficiently in a challenging market.”

Fourth Quarter 2022 Financial Highlights:

•Revenue: Total revenue for the fourth quarter was $389.1 million, up from $316.0 million one year ago, an increase of 23% year over year. Subscription revenue for the fourth quarter was $327.6 million, up from $259.0 million one year ago, an increase of 26% year over year.
•Operating Income (Loss) and Margin: Fourth quarter operating loss was $(246.6) million, compared to $(306.1) million one year ago. Non-GAAP operating income for the fourth quarter (see discussion of non-GAAP operating income and margin measures below) was $23.9 million, compared to non-GAAP operating income of $0.3 million one year ago. For the fourth quarter, GAAP operating margin was (63)% and non-GAAP operating margin was 6.1%, compared to GAAP operating margin of (97)% and non-GAAP operating margin of 0.1% one year ago.
•Net Income (Loss) and Net Income (Loss) Per Share: Fourth quarter net loss was $(256.4) million, or $(0.43) per share, compared to $(309.8) million, or $(0.56) per share in the fourth quarter of fiscal year 2021. Non-GAAP net income (see discussion of the non-GAAP net income (loss) measure below) for the fourth quarter was $16.0 million, or $0.03 per share, compared to non-GAAP net loss of $(39.4) million, or $(0.07) per share in the fourth quarter of fiscal year 2021.
•Cash and Cash Equivalents: Total cash and cash equivalents as of December 31, 2022 and 2021 were $719.9 million and $1,014.5 million, respectively.

Full Year 2022 Financial Highlights:

•Revenue: Total revenue for the fiscal year ended December 31, 2022 was $1,458.6 million, up from $1,075.7 million one year ago, an increase of 36% year over year. Subscription revenue was $1,223.7 million, up from $870.7 million one year ago, an increase of 41% year over year.
•Operating Income (Loss) and Margin: Operating loss for the year was $(1,049.0) million, compared to operating loss of $(1,053.8) million in 2021. Non-GAAP operating income for the year was $57.8 million, compared to $31.9 million in fiscal year 2021. For the fiscal year 2022, GAAP operating margin was (72)% and non-GAAP operating margin was 4%, compared to GAAP operating margin of (98)% and non-GAAP operating margin of 3% one year ago.
•Net Income (Loss) and Net Income (Loss) Per Share: Fiscal year 2022 net loss was $(1,061.5) million, or $(1.82) per share, compared to $(1,059.1) million in fiscal year 2021, or $(2.05) per share. Non-GAAP
1 Remaining performance obligations represent all contracted future revenue that has not yet been recognized, including both deferred revenue and non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods.

net income for the year was $25.0 million, or $0.04 per share, compared to non-GAAP net loss of $(6.0) million in fiscal year 2021, or $(0.01) per share.

Financial Outlook:

Qualtrics is providing guidance for its first quarter ending March 31, 2023 as follows:
•Total revenue between $392 and $394 million.
•Subscription revenue between $333 and $335 million.
•Non-GAAP operating margin between 4% and 5%.
•Non-GAAP net income per share between $0.01 and $0.02 assuming 605 million weighted shares outstanding.
Qualtrics is providing its guidance for its full year ending December 31, 2023 as follows:
•Total revenue between $1,661 and $1,669 million.
•Subscription revenue between $1,406 and $1,414 million.
•Non-GAAP operating margin between 10% and 11%.
•Non-GAAP net income per share between $0.20 and $0.24 assuming 625 million weighted shares outstanding.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share are non-GAAP financial measures. Additional information on Qualtrics' reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Qualtrics’ results computed in accordance with GAAP.

A supplemental financial presentation and other information can be accessed through Qualtrics’ investor relations website at https://www.qualtrics.com/investors/.

Qualtrics Earnings Call
Qualtrics plans to host a conference call today to review its fiscal fourth quarter and full year 2022 financial results and to discuss its financial outlook. The call is scheduled to begin at 3:00 p.m. MT/5:00 p.m. ET. Investors are invited to join the webcast by visiting: https://qualtrics.com/investors/events. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Qualtrics
Qualtrics, the leader and creator of the experience management (XM) category, is changing the way organizations manage and improve the four core experiences of business, customer, employee, product and brand. Over 18,750 organizations around the world use Qualtrics to listen, understand and take action on experience data (X-data)—the beliefs, emotions and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love and build a brand people are passionate about.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter of 2023 and full year 2023. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our future financial performance, including our revenue, cost of revenue, gross profit, operating expenses, ability to generate positive cash flow, and ability to be profitable; our ability to grow at or near historical growth rates; anticipated technology trends, such as the use of and demand for experience management software; our ability to attract and retain customers to use our products; our ability to address and overcome challenges related to the current economic downturn; our ability to attract enterprises and international organizations as customers for our products; our ability to expand our network with content consulting partners, delivery partners, and technology partners; the evolution of technology affecting our products and markets; our ability to introduce new products and enhance existing products and to compete effectively with competitors; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to realize cost savings and achieve other benefits related to our restructuring efforts; our anticipated investments in sales and marketing and research and development; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; our ability to maintain data privacy and data security; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; the impact of geopolitical events, including the ongoing conflict between Russia and Ukraine; our ability to respond to and overcome challenges brought by the COVID-19 pandemic, including any new variants of the virus; our reduced ability to leverage resources at SAP as an independent company from SAP; the effects on our business of recent volatility in capital markets and lower market prices for our securities; our ability to meet investor and customer expectations and evolving regulations regarding environmental, social and governance issues; and the increased expenses associated with being an independent public company. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in Qualtrics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made and are based on information available to Qualtrics at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Qualtrics assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with US GAAP (“GAAP”), we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. You should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, free cash flow, free cash flow margin: We define these non-GAAP financial measures as the respective GAAP measures, excluding equity and cash settled stock-based compensation expenses, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments, as applicable.

We revised our non-GAAP definitions during 2022 to exclude employer payroll taxes on employee stock transactions. The amount of employer payroll tax on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate with the core operation of our business. Going forward, we expect these expenses to increase relative to prior periods as a result of the vesting of restricted stock units (RSUs), and we believe it is useful to exclude these expenses in order to help investors better understand the long-term performance of our core business. The revisions to these definitions had no material impact on our reported non-GAAP financial measures for periods prior to 2022.

When evaluating the performance of our business and making operating plans, we do not consider the items excluded from our non-GAAP definitions (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these items in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Investor Relations:
Rodney Nelson
Head of Investor Relations
investors@qualtrics.com

Public Relations:
Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Qualtrics International Inc.
Consolidated Balance Sheets
(Unaudited, in thousands, except share and par value)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$719,892	$1,014,511
Accounts receivable, net of allowances	537,037	461,830
Deferred contract acquisition costs, net	81,130	60,455
Prepaid expenses and other current assets	68,224	68,887
Total current assets	1,406,283	1,605,683
Non-current assets:
Property and equipment, net	215,645	192,327
Right-of-use assets from operating leases	216,514	227,320
Goodwill	1,117,915	1,118,768
Other intangible assets, net	210,415	264,500
Deferred contract acquisition costs, net of current portion	183,741	145,952
Deferred tax assets	9,625	96
Other assets	35,713	27,577
Total assets	$3,395,851	$3,582,223

Liabilities and equity
Current liabilities:
Lease liabilities	$17,081	$18,898
Accounts payable	142,293	84,053
Accrued liabilities	155,291	167,402
Liability-classified, stock-based awards	1,053	4,519
Deferred revenue	858,186	748,145
Total current liabilities	1,173,904	1,023,017
Non-current liabilities:
Lease liabilities, net of current portion	261,097	263,307
Deferred revenue, net of current portion	16,717	6,698
Deferred tax liabilities	12,447	23,653
Other liabilities	27,666	78,848
Total liabilities	$1,491,831	$1,395,523
Commitments and contingencies
Equity
Preferred stock, par value $0.0001 per share; authorized 100,000,000 shares; no shares outstanding as of December 31, 2022 and 2021	—	—
Class A common stock, par value $0.0001 per share; authorized 2,000,000,000 shares; issued and outstanding 170,687,065 and 147,309,254 shares as of December 31, 2022 and 2021	17	15
Class B common stock, par value $0.0001 per share; authorized 1,000,000,000 shares; issued and outstanding 423,170,610 as of both December 31, 2022 and 2021	42	42
Additional paid-in capital	5,428,297	4,645,800
Accumulated other comprehensive loss	(4,945)	(1,244)
Accumulated deficit	(3,519,391)	(2,457,913)
Total equity	1,904,020	2,186,700
Total liabilities and equity	$3,395,851	$3,582,223

Qualtrics International Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue:
Subscription	$327,574	$258,957	$1,223,725	$870,705
Professional services and other	61,511	57,085	234,903	204,959
Total revenue	389,085	316,042	1,458,628	1,075,664
Cost of revenue:
Subscription	53,417	39,971	196,871	105,836
Professional services and other	61,154	51,914	233,079	179,436
Total cost of revenue	114,571	91,885	429,950	285,272
Gross profit	274,514	224,157	1,028,678	790,392
Operating expenses:
Research and development	106,691	97,606	427,179	324,158
Sales and marketing	228,924	193,887	892,022	643,333
General and administrative	185,498	238,790	758,452	876,734
Total operating expenses	521,113	530,283	2,077,653	1,844,225
Operating loss	(246,599)	(306,126)	(1,048,975)	(1,053,833)
Other non-operating income, net	4,159	12,743	8,398	6,652
Loss before income taxes	(242,440)	(293,383)	(1,040,577)	(1,047,181)
Provision for income taxes	13,920	16,389	20,901	11,965
Net loss	$(256,360)	$(309,772)	$(1,061,478)	$(1,059,146)

Net loss per share attributable to common stockholders, basic and diluted	$(0.43)	$(0.56)	$(1.82)	$(2.05)
Weighted-average Class A and Class B shares used in computing net loss per share attributable to common stockholders, basic and diluted	592,063,675	555,708,307	584,285,678	516,869,588

Cost of revenue and operating expenses includes:

Stock-based compensation expense(a) as follows:

	Three Months Ended December 31,		Year Ended December 31,
in thousands	2022	2021	2022	2021
Cost of subscription revenue	$5,015	$3,626	$18,798	$12,148
Cost of professional services and other revenue	8,268	7,138	34,022	25,299
Research and development	39,419	39,369	154,972	128,779
Sales and marketing	53,418	41,615	208,958	136,532
General and administrative	149,462	200,800	617,424	754,382
Total stock-based compensation expense, including cash settled(a)	$255,582	$292,548	$1,034,174	$1,057,140
________________
(a)     During the three months ended December 31, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $0.1 million and employer payroll tax reported in operating expenses was $1.5 million. During the year ended December 31, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $1.3 million and employer payroll tax reported in operating expenses was $17.1 million. Employer payroll tax on employee stock transactions was not material during the three months and year ended December 31, 2021.

Amortization of acquired intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
in thousands	2022	2021	2022	2021
Cost of revenue	$7,385	$7,270	$29,914	$8,243
Sales and marketing	5,532	5,265	22,121	5,441
General and administrative	312	305	1,270	446
Total amortization of acquired intangible assets	$13,229	$12,840	$53,305	$14,130

Qualtrics International Inc.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(1,061,478)	$(1,059,146)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	97,540	46,009
Loss on disposal of property and equipment	787	1,498
Change in fair value of distribution liability for tax sharing agreement	(6,500)	(13,500)
Reduction of right-of-use assets from operating leases	29,280	23,078
Stock-based compensation expense, including cash settled	1,034,174	1,057,140
Amortization of deferred contract acquisition costs	71,623	50,038
Deferred income taxes	(18,482)	(11,654)
Changes in assets and liabilities, excluding the effect of business combinations:
Accounts receivable, net of allowances	(77,247)	(146,966)
Prepaid expenses and other current assets	(554)	(20,975)
Deferred contract acquisitions costs	(133,234)	(99,869)
Other assets	(6,941)	(18,308)
Lease liabilities	(22,516)	(15,528)
Accounts payable	50,182	24,333
Accrued liabilities	(10,031)	55,316
Deferred revenue	121,647	215,444
Other liabilities	(45,003)	(4,712)
Settlement of stock-based payments liabilities	(5,344)	(79,397)
Net cash flows provided by operating activities	17,903	2,801

Cash flows from investing activities
Purchases of property and equipment	(51,200)	(103,823)
Cash paid for business combinations, net of cash acquired	—	(141,792)
Net cash flows used in investing activities	(51,200)	(245,615)

Cash flows from financing activities
Proceeds from capital contributions from SAP	—	115,000
Proceeds from issuance of class A common stock, net of underwriting discounts and commissions	—	3,359,822
Payment of costs related to issuance of class A common stock	—	(3,351)
Repayment of promissory note	—	(2,392,280)
Payments for taxes related to net share settlement of equity awards	(293,123)	(47,783)
Issuance of class A common stock through Employee Stock Purchase Plan	32,521	16,586
Proceeds from exercise of stock options	1,701	5,649
Net cash flows provided by (used in) financing activities	(258,901)	1,053,643

Effect of changes in exchange rates on cash and cash equivalents	(2,421)	(209)
Net increase (decrease) in cash and cash equivalents	(294,619)	810,620
Cash and cash equivalents at the beginning of the period	1,014,511	203,891
Cash and cash equivalents at the end of the period	$719,892	$1,014,511

Qualtrics International Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands)

Non-GAAP Gross Profit and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
GAAP gross profit	$274,514	$224,157	$1,028,678	$790,392
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	13,402	10,764	54,114	37,447
Add: Amortization of acquired intangible assets	7,385	7,270	29,914	8,243
Non-GAAP gross profit	$295,301	$242,191	$1,112,706	$836,082
Non-GAAP gross margin	75.9%	76.6%	76.3%	77.7%

We calculate non-GAAP gross profit as GAAP gross profit excluding equity and cash settled stock-based compensation expense allocated to cost of revenue, including employer payroll tax on employee stock transactions, and amortization of acquired intangible assets allocated to cost of revenue. Non-GAAP gross margin is calculated as non-GAAP gross profit divided by total revenue.

Non-GAAP Operating Income and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
GAAP operating loss	$(246,599)	$(306,126)	$(1,048,975)	$(1,053,833)
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	257,224	292,548	1,052,595	1,057,140
Add: Amortization of acquired intangible assets	13,229	12,840	53,305	14,130
Add: Acquisition related costs	—	1,059	866	14,489
Non-GAAP operating income	$23,854	$321	$57,791	$31,926
Non-GAAP operating margin	6.1%	(0.2)%	4.0%	3.0%

We calculate non-GAAP operating income as GAAP operating loss excluding equity and cash settled stock-based compensation expense, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, and acquisition related costs. Non-GAAP operating margin is calculated as non-GAAP operating income divided by total revenue.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands, except share and per share data)
GAAP net loss	$(256,360)	$(309,772)	$(1,061,478)	$(1,059,146)
Add: Stock-based compensation expense, including cash settled and employer payroll tax on employee stock transactions(1)(2)	257,224	292,548	1,052,595	1,057,140
Add: Amortization of acquired intangible assets	13,229	12,840	53,305	14,130
Add: Acquisition related costs	—	1,059	866	14,489
Add (less): Change in fair value of distribution liability for tax sharing agreement	4,000	(13,500)	(6,500)	(13,500)
Less: Tax impact of the non-GAAP adjustments	(2,082)	(22,613)	(13,816)	(19,132)
Non-GAAP net income (loss)	$16,011	$(39,438)	$24,972	$(6,019)

Weighted-average Class A and Class B shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, basic	592,063,675	555,708,307	584,285,678	516,869,588
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.03	$(0.07)	$0.04	$(0.01)

Weighted-average Class A and Class B shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted	592,063,675	555,708,307	584,962,603	516,869,588
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.03	$(0.07)	$0.04	$(0.01)

We calculate non-GAAP net income (loss) as GAAP net loss excluding equity and cash settled stock-based compensation expense, including employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition related costs, changes in the fair value of our distribution liability for our tax sharing agreement with SAP, and the tax impact of the non-GAAP adjustments. Non-GAAP net income (loss) per share is calculated as non-GAAP net income (loss) divided by the weighted-average Class A and Class B shares attributable to common stockholders.

Free Cash Flow and Margin

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(In thousands)
Net cash provided by operating activities	$23,897	$13,664	$17,903	$2,801
Less: Capital expenditures	(14,997)	(74,112)	(51,200)	(103,823)
Free cash flow	8,900	(60,448)	(33,297)	(101,022)
Free cash flow margin	2%	(19)%	(2)%	(9)%

We calculate free cash flow as net cash provided by operating activities less capital expenditures. Free cash flow margin is calculated as free cash flow divided by total revenue. We incurred significant cash outflows in connection with the settlement of liability-classified, stock-based awards in accordance with SAP’s employee equity compensation programs. Our free cash flow for the three months ended December 31, 2022 and 2021 includes $0.6 million and $2.5 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards. Our free cash flow for the year ended December 31, 2022 and 2021 includes $5.3 million and $79.4 million, respectively, in cash outflows related to the settlement of liability-classified, stock-based awards.

________________
(1)Our stock-based compensation expense reflects the recognition of both equity-classified awards and liability-classified awards. Liability-classified awards are settled in cash in accordance with SAP’s employee equity compensation programs. Liability-classified awards are recorded according to mark-to-market accounting. On January 28, 2021, the Company completed a voluntary exchange offer pursuant to which 5.4 million cash-settled legacy restricted stock awards, restricted stock unit (RSU) awards, and options (together, Qualtrics Rights) and 1.3 million cash-settled SAP RSU awards were exchanged into 12.8 million equity-settled Qualtrics RSU awards, representing 93% of the outstanding Qualtrics Rights and SAP RSU awards. On September 13, 2021, the Company completed an additional voluntary exchange offer for certain employees in Australia who were not eligible for the January 28, 2021 exchange, pursuant to which less than 0.1 million cash-settled Qualtrics Rights and SAP RSU awards were exchanged and modified into equity-settled Qualtrics RSU awards.

(2)During the three months ended December 31, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $0.1 million and employer payroll tax reported in operating expenses was $1.5 million. During the year ended December 31, 2022, employer payroll tax on employee stock transactions reported in cost of revenue was $1.3 million and employer payroll tax reported in operating expenses was $17.1 million. Employer payroll tax on employee stock transactions was not material during the three months and year ended December 31, 2021. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate with the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.